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                                                                  Exhibit 99.400

9.4   ISSUANCE OF FIRM TRANSMISSION RIGHTS BY THE ISO BY AUCTION

      9.4.1. The ISO shall make FTRs available by conducting an annual primary auction of FTRs, commencing approximately two months before the beginning of the term of the FTRs. The auction of FTRs shall be a simultaneous multi-round, clearing price auction conducted separately, independently and simultaneously as set forth in Section 9.4.2, for each Inter-Zonal Interface and direction combination for which FTRs are issued (each such combination being referred to as an "FTR Market"). In addition, if the ISO Governing Board decides to make additional FTRs available between annual auctions, the ISO may conduct additional auctions of such FTRs in accordance with Section 9.4.2. The term of such FTRs shall only be for the remaining duration of the calendar year during which they were issued.

      9.4.2. The ISO shall conduct the auction of FTRs through the following procedures:

      9.4.2.1. At least thirty (30) days prior to the scheduled start of the auction, the ISO shall post on WENet the following information:

            (i)   the number of FTRs to be issued for each FTR Market;

            (ii) the price at which FTRs will be made available in each FTR Market in the first round of the auction, which price will be set in each FTR Market at a level the ISO determines, in its best judgment, will promote the submission of bids in the first round of the auction for a number of FTRs that equals or exceeds the number of FTRs to be issued for that FTR Market;

            (iii) the date and time by which entities desiring to bid on FTRs must have satisfied the necessary financial requirements as outlined in Section 9.2.7

            (iv) the date and time by which bids must be submitted in the first round of the auction, which shall be the same for all FTR Markets, and the form in which bids must be submitted; and

            (v) a schedule for the conduct of subsequent rounds of the auction.

      9.4.2.2. On or before the date specified in Section 9.4.2.1(iv), any entity desiring to obtain FTRs in the ISO's auction (the "FTR Bidder") must submit a bid for each FTR Market in which the FTR
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      Bidder desires to participate, specifying the number of FTRs the FTR
      Bidder is willing to purchase at the price specified in Section 9.4.2.1(ii). All individual bids will remain confidential throughout all rounds of the auction in each FTR Market. The ISO shall announce simultaneously to all FTR Bidders the total quantity of FTRs for which valid bids are submitted for each FTR Market.

      9.4.2.4. In each round of the auction following the first round, the ISO will increase the price at which FTRs are made available in each FTR Market by an amount that varies with the extent to which the demand for FTRs in that FTR Market exceeds the quantity of FTRs being made available pursuant to Section 9.4.2.1(i). In the case of an FTR Market in which the demand for FTRs in the preceding round is less than or equal to the quantity of FTRs being made available, the price shall not increase. Price increases need not be uniform for all FTR Markets. After each round of the auction, the ISO shall announce the revised prices for the following round and the total quantity of FTRs for which valid bids were submitted for each FTR Market simultaneously to all FTR Bidders that have bid in that FTR Market. Within the timeframe set by the ISO, each FTR Bidder may submit bids for the quantity of FTRs it desires to purchase in each FTR Market at the revised price, provided that an - FTR Bidder may not bid for a number of FTRs in an FTR Market that exceeds the total number of FTRs in that FTR Market for which that entity submitted bids in the preceding round of the auction. The ISO shall conduct subsequent rounds of the auction in each FTR Market until the demand for FTRs in that FTR Market is less than or equal to the quantity of FTRs being made available, at which point the auction shall be closed in that FTR Market.

      9.4.2.5. Subject to Section 9.4.2.6, each FTR Bidder shall receive a number of FTRs in each FTR Market equal to the number of FTRs for which it bid in the last round of the auction for that FTR Market.

      9.4.2.6. For any FTR Market in which the number of FTRs being made available exceeds the demand for FTRs in that FTR Market in the last round of the auction, each FTR Bidder shall be awarded a number of FTRs determined in accordance with the following formula:

            N     =     B + [(R / TR) * D]
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            where

            N     =     The total number of FTRs awarded to an FTR Bidder for an
                        FTR Market;

            B     =     The number of FTRs for which an FTR bidder bid in the
                        final round of the auction for the FTR Market in accordance with Section 9.4.2.5;

            R     =     The difference between the number of FTRs for which the
                        FTR Bidder bid in the round preceding the final round of the auction and B, but not less than zero;

            TR    =     The total demand reduction (R) for all FTR Bidders that
                        submitted bids in the last round of the auction; and

            D     =     The difference between the total demand for FTRs in the
                        final round of the auction and the quantity of FTRs being made available for the FTR Market.

            [SUPPOSE ISO RAISED THE PRICE PER FTR FROM A STEP WHEN THERE WHERE TOO MANY BIDS BY A VERY LARGE AMOUNT (SAY, $1000,000 FOR THE SAKE OF EXAGGERATION). THEN, THERE WILL BE ZERO NUMBER OF FTR BIDS BY ALL BIDDERS WHICH SATISFIES THE CONDITION OF 9.4.2.6. OBVIOUSLY, THE USE OF THE EQUATION ABOVE WILL FORCE MANY BIDDERS WITH B=0 ALLOCATION TO END UP OWNING EXTREMELY EXPENSIVE FTRs. HOW COULD BIDDERS GET OUT OF SUCH HIGH PRICE FTRs? WHAT MECHANISM WILL PREVENT "UNACCEPTABLE" PRICE INCREASES BY THE ISO? DOES THIS AUCTION PROCESS LEAVE TOO MUCH DISCRETION WITH THE ISO?]

      9.4.2.7. The price of FTRs in an FTR Market shall be the last price at which the demand for FTRs in the FTR Market exceeded the quantity of FTRs being made available pursuant to Section 9.4.2.1(i), except that, if the demand for FTRs in an FTR Market in the first round of the auction was less than the quantity of FTRs being made available for that FTR Market, the price of FTRs in that FTR Market shall be the first round price and each FTR Bidder in that FTR Market will receive a number of FTRs equal to the quantity of bids they submitted in the first round. Each
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      FTR Bidder shall pay the ISO, by the close of the following business day, an amount equal to the total, for all FTR Markets, of the product of the FTR price determined in accordance with this section and the total quantity of FTRs awarded to that FTR Bidder, determined in accordance with
      Section 9.4.2.5 or Section 9.4.2.6, as applicable.

      [WHERE DOES THE FIRST PRICE COME FROM? OBVIOUSLY THAT PRICE COULD HAVE PLAYED A BIG ROLE IN CREATING THE CONDITION OF TOO FEW BIDS. DOES THIS AUCTION PROCESS PUT TOO MUCH DISCRETION WITH THE ISO?]